EXHIBIT 99.1

j2 Global Special Committee Completes Stock Option Investigation

Los Angeles — December 15, 2006 — j2 Global Communications, Inc. (NASDAQGS:JCOM) today announced that the special committee of its board of directors has concluded its investigation into the option grant process followed by the Company in the period since its IPO in mid-1999. As a result of that investigation, the Company will no longer follow its prior practice of documenting option grants by unanimous written consent of the Compensation Committee and/or the Board. The special committee concluded this practice led to inadvertent errors in determining the correct measurement date that should be applicable to certain option grants.

The special committee’s investigation, which lasted approximately four months, was conducted with the assistance of independent legal counsel and independent forensic accountants. Their investigation included extensive examination of emails and other written documents and interviews with current and former employees and directors.

The committee’s key findings are:

•	There was no willful backdating.

•	While there were measurement date errors associated with some option grants, they did not result from misconduct by any member of j2 Global's current or former management team or board members.

•
The measurement date errors were in connection with grants to all levels of employees, including new hires and non-executive employees, and were not focused on or confined to option grants to senior executives or board members.

•	The measurement date errors resulted in option grants at prices at, above and below the price on the proper measurement date for accounting purposes.

The Company is currently in the process of determining the accounting implications of the special committee’s findings.

The Company, based on its initial review of the special committee’s findings, expects to incur non-cash compensation expense, cash tax and tax-related G&A expense and cash expense associated with conducting the investigation. The Company is also considering whether it may be necessary to restate its historical financial statements in connection with these matters.

The Company expects that it will complete its review and determine the accounting impact of the investigation over the course of the next few weeks.

The Company is also reviewing recent accounting guidance published by the SEC, and will review additional SEC guidance that is expected to be forthcoming, regarding which periods may require restatement. The Company will file its quarterly reports on Form 10-Q for the second and third fiscal quarters of 2006, and any required restated annual financial statements as soon as practicable thereafter.

About j2 Global Communications
Founded in 1995, j2 Global Communications, Inc. provides outsourced, value-added messaging and communications services to individuals and businesses around the world. j2 Global’s network spans greater than 2,000 cities in 34 countries on five continents. The Company offers faxing and voicemail solutions, document management solutions, Web-initiated conference calling, and unified-messaging and communications services. j2 Global markets its services principally under the brand names eFax®, j2®, jConnect®, JFAX™, eFax Corporate®, Onebox®, Electric Mail®, jBlast®, eFax Broadcast™, eVoice®, PaperMaster®, Consensus™, M4 Internet® and Protofax®. As of December 31, 2005, j2 Global had achieved 10 consecutive fiscal years of revenue growth and 4 consecutive fiscal years of positive and growing operating earnings. For more information about j2 Global, please visit www.j2global.com.

Contacts:

Jeff Adelman	Kari Garcia
j2 Global Communications, Inc.	Comm Strategies
323-372-3617	949-459-9696, ext. 244
press@j2global.com	pr@commstrategies.com

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this Press Release are “forward-looking statements” within the meaning of The Private Securities Litigation Act of 1995. These forward-looking statements are based on management’s current expectations or beliefs and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors and uncertainties include but are not limited to the risk factors set forth in j2 Global’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 27, 2006, and the other reports filed by j2 Global from time to time with the SEC, each of which is available at www.sec.gov. The information set forth in this Press Release is based on limited information available to the Company at this time, which is subject to change. Although management’s expectations may change after the date of this press release, the Company undertakes no obligation to revise or update this information.